Exhibit 99.1

 November 10, 2022 Jackson Financial Inc. Third Quarter 2022 Financial Results

Forward-Looking Statements and Non-GAAP Measures

This document may contain certain statements that constitute "forward-looking statements." Forward-looking statements can generally be identified by their use of terms such as "anticipate," "estimate," "believe," "expect," "could," "forecast," "may," "intend," "plan," "predict," "project", "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance, are subject to a number of assumptions, and are inherently susceptible to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include statements regarding our intentions, beliefs, assumptions, plans, objectives, goals, targets, strategies, future events or performance, and underlying assumptions concerning, among other things, our expectations with respect to distributing capital to our shareholders; financial position; results of operations; cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; and the impact of prevailing capital markets and economic conditions. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes of our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this document. A number of important factors, including the risks, uncertainties and assumptions discussed in Part I, Item 1A "Risk Factors" and Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the SEC), and subsequent filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements.

Certain financial data included in this document consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to users in measuring the financial performance and condition of its business, users are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the "Non-GAAP Financial Measures" in the appendix of this document.

Certain financial data included in this document consists of statutory accounting principles ("statutory") financial measures, including "total adjusted capital" and "statutory admitted assets." These statutory financial measures are included in or derived from the Jackson National Life Insurance Company statements filed with the Michigan Department of Insurance and Financial Services and available on the Company's website at https://investors.jackson.com/financials/statutory-filings.

There can be no assurance that management's expectations, beliefs, targets or projections will result or be achieved or accomplished. Any forward-looking statements reflect Jackson's views and assumptions as of the date of this document and Jackson disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

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Third Quarter 2022 Highlights 1) See the Appendix for the non - GAAP financial measures, definitions and reconciliations to most comparable GAAP measure. 2) Se e slide #6 for details of notable items. 3) Excludes net flows attributable to business ceded to Athene. 3 Resilient Earnings Results • Net Income attributable to JFI of $1.5 billion • Adjusted Operating Earnings 1 of $373 million • Pretax Adjusted Operating Earnings, excluding notable items 2 , of $480 million Strong Capital Position • Operating company estimated Risk Based Capital (RBC) ratio up significantly from 2Q22 On Track to Meet 2022 Capital Return Target • Share repurchases of $39 million • Dividend payment of $49 million ($0.55 per share) Disciplined Sales • Total retail annuity sales of $3.6 billion with flat net flows 3 • Registered Index - Linked Annuity (RILA) sales of $562 million, up 15% from 2Q22 • Institutional sales of $314 million

2022 Key Financial Targets 4 500 - 525% adjusted Risk Based Capital (RBC) ratio 1 under normal market conditions $250 million minimum cash and highly liquid securities at the holding company 20 - 25% total financial leverage 2 Above the targeted range for normal market conditions Holding company cash and highly liquid securities of nearly $800 million at the end of the quarter Total financial leverage of 17.5% at the end of the quarter $425 - $525 million capital return to shareholders Returned $396 million of capital to shareholders , year to date, with $245 million of share repurchases and $151 million of dividends 1) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsid iar ies, adjusted to include cash and highly liquid securities at Jackson Financial Inc. in excess of our target minimum. 2) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measures.

Financial Summary

Adjusted Operating Earnings[1]


($ millions)
487
707
354
225
373
3Q21
4Q21
1Q22
2Q22
3Q22

Adjusted Book Value[1]


($ millions)
8,694
8,937
9,827
11,608
12,376
3Q21
4Q21
1Q22
2Q22
3Q22

Key Takeaways

Adjusted Operating Earnings

- Adjusted Operating Earnings of $373 million were down from 3Q21, primarily due to lower net investment income and reduced fee income from lower assets under management (AUM), partially offset by lower agent asset-based trail commissions expense and lower deferred acquisition costs (DAC) amortization
- Adjusted Operating EPS (diluted) of $4.24
- Conservative definition of Adjusted Operating Earnings[2]

Shareholders' Equity

- Shareholders' Equity of $9.0 billion, down from $10.4 billion at YE21 primarily due to increased unrealized investment losses, partially offset by positive net income
- Adjusted Book Value of $12.4 billion, up from $8.9 billion at YE21 primarily the result of non-operating net hedging gains, as well as adjusted operating earnings
- Estimated reduction to Shareholders' Equity from long-duration targeted improvements (LDTI) at the transition date of 1/1/2021 is $2-4 billion. As of September 30, 2022, market changes since the transition date, primarily higher interest rates, have resulted in the estimated negative impact to total equity trending to a positive impact.

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1) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 2) Fee attributable to guaranteed benefits, the associated movements in optional guarantee benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings.

Notable Items

($ millions, except per share amounts)	3Q21 Pretax	3Q21 After-tax[1]	3Q21 EPS - Diluted	3Q22 Pretax	3Q22 After-tax[1]	3Q22 EPS - Diluted
Income Attributable to Jackson Financial Inc.	190	206	2.18	2,038	1,479	16.83
Non-Operating Loss / (Income)	381	281	2.98	(1,634)	(1,106)	(12.59)
Adjusted Operating Earnings[2]	571	487	5.16	404	373	4.24
Notable Items Included in Adjusted Operating Earnings						
Deceleration/(Acceleration) of Deferred Acquisition Cost Amortization	(63)	(54)	(0.57)	(22)	(20)	(0.23)
Out performance/(Under performance) from Limited Partnership Income[3]	98	84	0.88	(54)	(50)	(0.57)
Total Notable Items	35	30	0.31	(76)	(70)	(0.80)

- Negative separate account returns resulted in acceleration of DAC amortization in 3Q22 and 3Q21
- Limited partnership annualized return was negative 1% during 3Q22 versus positive 40% during 3Q21[3,4]
- **Excluding the notable items impact shown above, adjusted pretax operating earnings decreased from $536 million for 3Q21 to $480 million for 3Q22**

	3Q21 EPS - Diluted	3Q22 EPS - Diluted
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance	0.02	0.40

- **After adjusting for the impact of the effective tax rate, the diluted EPS excluding notable items decreased from $4.83 per share for 3Q21 to $4.64 per share for 3Q22**

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1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (3Q21 of 14.7%; 3Q22 of 7.7%). 2) See the Appendix for the non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 3) Limited Partnership income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. 4) Income from limited partnerships are reported on a one-quarter lag.

Non-Operating Items

3Q22 Pretax Adjusted Operating Earnings Reconciliation



($ millions)
Net Hedge Gain[1]: $774 million
404
771
(253)
714
(458)
549
313
(2)
2,038
Pretax adjusted operating earnings (Non-GAAP)[2]
Fees attributable to guarantee benefit reserves
Net movement in freestanding derivatives
Net reserve and embedded derivative movements[3]
DAC and DSI impact related to the net hedge gain
Net realized investment gains[4]
Net investment income on funds withheld assets
Other
Pretax income attributable to Jackson Financial (GAAP)

Highlights

- YTD net hedge gain[1] of $3,551 million
- Accounting mismatch on equity market impact as equity derivatives are marked-to-market while non-economic reserves are only partially fair valued
- Mismatch from interest rate movements:
  - SOP-03-1 not sensitive to interest rates
  - FAS 157 assumes that the separate account earned rates are tied to the risk-free curve which introduces non-economic interest rate sensitivity that we do not hedge
- We do not explicitly hedge changes in implied volatility, but rather focus on realized volatility under market shocks

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1) Represents non-operating Total Guaranteed Benefits and Hedging Results. 2) See the Appendix for the Non-GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 3) Net reserve and embedded derivative movements includes guaranteed benefit claims. 4) Includes net gain on funds withheld reinsurance treaties of $555 million.

Segment Results – Retail Annuities

Retail Sales



($ billions)
4.8
5.0
4.8
4.1
3.6
34%
37%
33%
38%
41%
% w/o lifetime guarantees
3Q21
4Q21
1Q22
2Q22
3Q22
VA w/ Lifetime Guarantees
VA w/o Lifetime Guarantees
RILA1
FA / FIA

Jackson Total Annuity Market Share[2]



9.7%
5.1%
1Q16
2Q22

Recent Trends

- Variable annuity sales down 39% in 3Q22 compared to 3Q21, primarily due to the decline in equity markets and shifting consumer preferences in a rising interest rate environment
- RILA sales of $562 million in 3Q22, up 15% compared to 2Q22
- Annuity sales without lifetime benefit guarantees represented 41% of 3Q22 total annuity sales, up from 34% in 3Q21
- Total fee-based advisory sales of $178 million for 3Q22
- Fixed (FA) and fixed index (FIA) annuity sales remain at historically low levels, but higher rates in 2022 have enabled more frequent pricing actions
  - Positive FA/FIA net flows of $96 million[3] during 3Q22 as sales increase quarter over quarter
- Total Retail annuity net flows of negative $9 million[3] in 3Q22
- Total annuity market share has declined, due to lower sales of variable annuities. Jackson's VA market share remains strong, driven by our consistent presence in the market, flexible product offering, and industry leading distribution and service capabilities.

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1) Registered Index-Linked Annuity 2) Source: LIMRA 3) Net flows exclude the FA/FIA business ceded to Athene

1,235 3Q21 3Q22 0 246 195 3Q21 3Q22 527 364 3Q21 3Q22 Segment Results – Retail Annuities • Pretax adjusted operating earnings decreased year over year as a result of lower fee income due to reduced AUM and lower limi ted partnership income relative to the prior year period, partially offset by lower DAC amortization and lower operating expenses ‒ In periods where separate account returns are lower than our long - term assumption, amortization is shifted from future years dri ving acceleration of DAC amortization in the current period • Separate account balances down year - over - year reflecting negative equity market returns over the past 12 months • RILA successfully launched in October 2021; 3Q22 account value increased 68% when compared to 2Q22, with strong third quarter sa les of $562 million • Despite limited sales, fixed annuity and fixed - index annuity account value, excluding the business ceded to Athene, up 12% compa red to the third quarter 2021 9 Pretax Adjusted Operating Earnings 1 Variable Annuity Account Value RILA Account Value ($ millions) ($ billions) - 0.2% - 4.5% Gross Return 2 Separate Account General Account ($ millions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 2) Quarterly variable annuity gross separate account return.

36% 38% 19% 6% Segment Results – Institutional & Closed Blocks • Pretax adjusted operating earnings 1 of $20 million in 3Q22 down slightly from $21 million in the year - ago quarter • Institutional sales of $314 million during 3Q22 and $1.5 billion during the first nine months of 2022 10 • Pretax adjusted operating earnings 1 of $33 million in 3Q22 Institutional Account Value Closed Block Reserves ($ billions) Institutional Highlights Closed Block Highlights $23.7 billion of total reserves Traditional Life Interest Sensitive Life Other Annuity Group Payout Annuity ($ billions) 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure 8.8 8.4 (2.4) (0.1) 1.9 0.2 3Q21 Sales Surrenders, Withdrawals, and Benefits Interest Credited Policy Charges and Other 3Q22

Capital Management 11 • Expect to be at or above the midpoint of the 2022 targeted capital return range of $425 - $525 million at year end, with $396 mill ion returned in the first nine months ‒ Returned $88 million to shareholders in 3Q through $39 million of share repurchases and $49 million in dividends ‒ $144 million remaining on share repurchase authorization as of the end of the third quarter available for 2022 and beyond ‒ Declared 4Q22 dividend of $0.55 per share, payable on December 15, 2022, to shareholders of record on December 1, 2022 • Total financial leverage 1 was 17.5%, down from 2Q22 • Statutory Total Adjusted Capital (TAC) of $9.5 billion, up from $8.7 billion at 2Q22 ‒ TAC increase due to positive net VA guarantee results, base contract cash flows, and tax benefits including deferred tax asse ts related items • Estimated operating company RBC ratio up significantly from 2Q22 ‒ Company action level (CAL), our statutory required capital remained consistent from prior quarter end as the benefit from hig her interest rates was broadly offset by the negative impact of lower equity markets • Despite the volatile market environment, the adjusted RBC ratio 2 above the targeted range for normal operating conditions ‒ Adjusted RBC ratio range is a target rather than minimum and does not represent a threshold for near - term capital return ‒ The adjusted RBC ratio, which includes the excess liquidity at the holding company, was up significantly from the second quar ter due to the improved operating company RBC ratio 1) See the Appendix for the non - GAAP financial measures, definitions, and reconciliations to the most comparable GAAP measure. 2) Adjusted RBC ratio reflects the capital and capital requirements of Jackson National Life Insurance Company and its subsidiar ies , adjusted to include cash and highly liquid securities at Jackson Financial Inc. in excess of our target minimum. Increased RBC position in a difficult market environment, while returning $88 million to shareholders

Cumulative Capital Return to Shareholders


August 9, 2022
JXN announces third quarter 2022 dividend – 3Q22 $0.55 per share
$657m
May 10, 2022
JXN announces second quarter 2022 dividend – 2Q22 $0.55 per share
March 14, 2022
JXN completes $28m share repurchase from Athene.
March 2, 2022
JXN updates capital return target to $425-$525m for calendar year 2022
JXN announces increased share repurchase authorization by $300m and increased per share dividend 10% to $0.55 for 1Q22
December 13, 2021
JXN announces $125m share repurchase from Prudential plc. and Athene
November 9, 2021
JXN announces 4Q21 $0.50 per share dividend and $300m share repurchase authorization
August 6, 2021
JXN establishes capital return target prior to its spin off – $325-$425m in the first 12 months as a public company
In March 2022, JXN exceeds capital return target of $325m established prior to spin off within 6 months
Oct 2021
Nov 2021
Dec 2021
Jan 2022
Feb 2022
Mar 2022
Apr 2022
May 2022
Jun 2022
Jul 2022
Aug 2022
Sep 2022

$millions	
Share Repurchase Authorization	
November 2021 authorization	300
March 2022 authorization increase	300
Shares repurchased through 9/30	(456)
Remaining Authorization: 2022+	**144**
2022 Capital Return Target Progress	
Capital return target	425 - 525
Share repurchases/dividends through 9/30	396
Remaining Amount to Achieve Target Range	**29 - 129**

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― Resilient 3Q22 results amid volatile financial market conditions ― Maintained strong balance sheet and robust levels of liquidity ― Consistent capital return: Expect to be at or above the midpoint of the targeted capital return range of $425 - $525 million ― Well - positioned for continued value creation for shareholders Summary 13

Appendix

DAC / Mean Reversion Overview 15 ▪ For annuity products, the key driver that determines DAC amortization is historical and projected spread or fee income. For fixed annuities, this is typically stable through time, with account balances growing steadily by a modestly varying growth rate. ▪ However, for variable annuities, market movements can displace the account balance underlying the determination of fee income, creating variability in the account balance pattern, which results in acceleration or deceleration of DAC amortization ▪ Mean reversion is an industry accepted approach used by Jackson to partially normalize this account balance pattern ▪ The parameters used by Jackson are typical relative to the industry: • Long - term gross return assumption of 7.15% (net of external fund management fees) • Returns normalized over an 8 - year period: 3 - year look back (historical), 5 - year look forward (mean reversion rate) • Mean reversion rate over the 5 - year forward period is set so that over the full 8 - year period, the annualized return will equal the 7.15% long - term assumption • This is subject to a mean reversion cap of 15% and floor of 0% for the 5 - year forward period ▪ DAC balances are regularly checked for loss recognition, assuring that DAC balances are recoverable from assumed future gross profits ▪ DAC accounting will change significantly upon the adoption of Long - Duration Targeted Improvements (LDTI) Separate Account Growth < Mean Reversion Rate Increase in Amortization – “Acceleration” Separate Account Growth > Mean Reversion Decrease in Amortization – “Deceleration” Separate Account Growth < Mean Reversion Increase in Amortization – “Acceleration” Separate Account Growth > Mean Reversion Decrease in Amortization – “Deceleration” Drivers of DAC Amortization / Mean Reversion Current period return Return dropped off from 3 years ago (T - 3) 2022 Rule of Thumb: Acceleration / Deceleration is $21.5m per 1% SA growth under / over mean reversion of 0.3% Note: Deceleration of $49.5m per quarter during 2022 related to the drop - off return

Operating DAC Amortization Modeling

(Expense) / Benefit (in $ millions)[1]	3Q22 Actual
Core DAC	(81)
Drop-off T-3 Return	50
Current Period Return	(72)
Operating DAC Amortization	**(103)**

- Core DAC amortization is not directly market sensitive, as it is a function of current period gross profits

  This could be modeled as a percentage of the estimate of quarterly adjusted operating earnings before DAC amortization

- DAC (acceleration)/deceleration is determined by separate account returns as detailed in the prior slide, and has both a drop-off of the 3-year return component and a current period return component
  - *Estimating the impact from the drop-off of the return 3 years ago is simple, as it remains steady throughout the year at $49.5 million of deceleration each quarter of 2022*
  - *Estimating the impact of the current quarter separate account return requires a projection of the actual separate account return and the corresponding (acceleration)/deceleration that would result*

  This could be modeled by projecting the quarterly separate account return, using the quarterly history in the financial supplement compared to the equivalent S&P return for the period. The corresponding (acceleration)/deceleration could also be estimated based on past history using the updated rule of thumb estimate of $21.5 million per 1% separate account growth under/over the 2022 mean reversion rate of 0.3%. Example below on estimate for 1Q22, 2Q22, and 3Q22 versus actual

From Financial Supplement ($ millions)	1Q22	2Q22	3Q22
Gross Separate Account Return (%)	-6.2%	-14.0%	-4.5%
Current Period Return (Expense)/Benefit	(131)	(276)	(72)
Estimated DAC Amortization From Current Period Return Using Rule of Thumb[2]	(135)	(303)	(98)

1) Figures in tables represent pretax amounts. See additional detail on slide 15.
2) Current Period Gross Separate Account Return - (Mean Reversion Parameter of 0.3% / 4) x 2022 Rule of Thumb of $21.5m; 1Q22 of ($135)m = (-6.2% - 0.075%) x $21.5m, 2Q22 of ($303)m = (-14.0% - 0.075%) x $21.5m, 3Q22 of ($98)m = (-4.5% - 0.075%) x $21.5m .

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Drivers of GAAP Guaranteed Benefits and Hedging Results 17 Macroeconomic Factor Impact to Total Guaranteed Benefit Reserves and Hedging Results Reason Equity Markets Up Negative Hedges fully mark to fair value, while not all liabilities are fully fair valued (SOP 03 - 1). This is true under current GAAP (Pre - LDTI adoption) Equity Markets Down Positive Risk Free Rates Up Positive For FAS 157 liabilities, separate account returns are assumed to be directly tied to risk free rates – we do not hedge interest rates for this assumption Risk Free Rates Down Negative Credit Spreads Up Positive Liabilities are discounted using an allowance for credit risk, so higher spreads reduce liabilities – we do not explicitly hedge this item Credit Spreads Down Negative Implied Volatility Up Negative Liabilities are sensitive to moves in implied volatility – we do not explicitly hedge this item and instead price for a high degree of realized volatility Implied Volatility Down Positive

LDTI – Impact from Equity and Rate Movements 18 Key Increase Equity Decrease Equity Minor Impact Moderate Impact Significant Impact Increases to: Shareholders’ Equity Impact Interest Rates Equity Returns Equity Volatility Credit Spreads Market Risk Benefits Liability for Future Policyholder Benefits no impact no impact Deferred Acquisition Costs (DAC) 1 no impact no impact no impact The following tables represents how macro - economic factors impact shareholders’ equity on a relative basis to current U.S. GAAP. Footnote 1. Current - period equity returns under current GAAP accounting tend to have an inverse effect on variable annuity DAC amortization as detailed on slide 16. Because this effect will no longer apply under LDTI, the impact of negative returns between the Jan 1, 2021 transition date and the Jan 1, 2023 adoption date will tend to benefit the impact to LDTI GAAP equity relative to current GAAP (and vice versa). Non - variable annuity DAC amortization is assumed to have no economic sensitivity. Shadow adjustments on equity for DAC were not considered in the chart above. NOTE : Impacts would be opposite direction for decreases to market factors

Key Impacts of Rising Interest Rates for VA 19 Topic Immediate Impact Go - Forward Impact Notes Hedging Cash Flows Negative Positive • Higher rates drive hedging losses in the current period • Reduced amount of hedging required going forward • Lower cost of hedging instruments going forward Statutory Total Adjusted Capital (TAC) Negative Positive • If reserves are impacted by Cash Surrender Value (CSV) floor, hedging losses from higher rates are not fully offset in current period • Benefit emerges over time as cash flows are realized Statutory Company Action Level (CAL) Positive Positive • Because CAL is calibrated further into the tail, higher rates can still potentially reduce the charge even if reserves are floored GAAP Positive Positive • Net income benefits immediately because FAS 157 reserves are sensitive to interest rates • Future implementation impact from Long - Duration Targeted Improvements (LDTI) is reduced as rates rise

U.S government securities 9% Other government securities 2% Corporate securities 52% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 4% Equity securities <1% Mortgage loans 16% Policy loans 2% Derivatives 4% Limited Partnerships 6% Other invested assets <1% GAAP – Investment Portfolio September 30, 2022 • Market/book ratio of the fixed maturity portfolio is 0.88 • Exposure to below investment grade securities 2 is only 6% which is almost entirely corporate bonds and loans • Exposure to U.S. Treasuries is 9% • 99% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated • Conservative underwriting is a consistent theme throughout 20 Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. (2) Includes investments in Collateralized Loan Obligations, which are consolidated for U.S. GAA P r eporting purposes, but are not aligned with our economic interest or exposure to those entities. $42b

U.S government securities 10% Other government securities 2% Corporate securities 53% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 5% Equity securities <1% Mortgage loans 16% Policy loans 2% Derivatives 3% Limited Partnerships 4% Other invested assets <1% Statutory – Investment Portfolio September 30, 2022 21 1) Excludes Funds Withheld. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. Investment Portfolio Classification 1 Key Highlights $43b • Market/book ratio of the fixed maturity portfolio is 0.88 • Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans • Exposure to U.S. Treasuries is 10% of invested assets • 94% of securitized assets are rated NAIC 1 • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated • Conservative underwriting is a consistent theme throughout

US Treasuries 14% NAIC 1A - 1D (AAA - AA - ) 16% NAIC 1E - 1G (A) 31% NAIC 2A - 2C (BBB) 38% NAIC 3A - 3C (BB) 2% NAIC 4A - 4C (B) <1% Statutory – Fixed Maturity Rating Distribution September 30, 2022 22 Notes: Excludes Funds Withheld. Statutory statement value based on NAIC ratings. Includes Brooke, Squire, Squire II, Jackson , a nd Jackson New York. $31b

Statutory – Corporate Portfolio September 30, 2022 23 1) Excludes Funds Withheld. Based on NAIC expanded ratings and Statement value. Includes Brooke, Squire, Squire II, Jackson, and Jackson New York. Corporate Portfolio Rating Distribution 1 Key Highlights • Market/book ratio of the corporate portfolio is 0.88 • High yield corporates account for 1% of invested assets and 3% of total corporate portfolio • Exposure to BBBs represents 27% of invested assets ‒ Highly diversified across 509 issuers with an average position size of $23m by statement value ‒ 78% of all BBBs are rated BBB or BBB+ ‒ 27% of BBBs are privates, which offer better covenant protection vs. publics $23b AAA: <1% AA: 6% A: 38% BBB: 52% BB: 2% B: <1% CCC and below: <1%

Statutory – ABS Portfolio September 30, 2022 24 1) Excludes Funds Withheld. 2) ABS exposure excludes subprime which is included with the RMBS exposure. 3) Statement value. Includes Brooke, Squire, Squire II, Jackson and Jackson New York. $1.9b ABS Sector Distribution 1, 2, 3 NAIC Rating Distribution 1, 3 $1.9b CLOs 47% Structured Settlements 18% Whole Business Securitization 8% Tax Liens 8% Rooftop Solar 8% Timeshare 5% Single Family Rental 2% Servicer Advance 2% Other 1% Stranded Utility <1% Auto Subprime <1% Auto Prime <1% NAIC 1A - 1D 54% NAIC 1E - 1G 37% NAIC 2A - 2C 9% NAIC 3A - 3C <1%

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report, selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the following items:

1) Guaranteed Benefits and Hedging Results: the fees attributed to guaranteed benefits, the associated movements in optional guaranteed benefit liabilities and related claims and benefit payments are excluded from Adjusted Operating Earnings, as we believe this approach appropriately removes the impact to both revenue and related expenses associated with the guaranteed benefit features that are offered for certain of our variable annuities and fixed index annuities and gives investors a better picture of what is driving our underlying performance. This adjustment includes the following components:

   - Fees Attributable to Guarantee Benefits: fees earned in conjunction with guaranteed benefit features offered for certain of our variable annuities and fixed index annuities are set at a level intended to mitigate the cost of hedging and funding the liabilities associated with such guaranteed benefit features. The full amount of the fees attributable to guaranteed benefit features have been excluded from Adjusted Operating Earnings as the related net movements in freestanding derivatives and net reserve and embedded derivative movements, as described below, have been excluded from Adjusted Operating Earnings. This adjusted presentation of our earnings is intended to directly align revenue and related expenses associated with the guaranteed benefit features;
   - Net Movement in Freestanding Derivatives, except earned income (periodic settlements and changes in settlement accruals) on derivatives that are hedges of investments, but do not qualify for hedge accounting treatment: changes in the fair value of our freestanding derivatives used to manage the risk associated with our life and annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities and fixed index annuities. Net movements in freestanding derivatives have been excluded from Adjusted Operating Earnings as the market value of these derivatives may vary significantly from period to period as a result of near-term market conditions and therefore are not directly comparable or reflective of the underlying performance of our business;
   - Net Reserve and Embedded Derivative Movements: changes in the valuation of certain life and annuity reserves, a portion of which are accounted for as embedded derivative instruments, and which are primarily composed of variable and fixed index annuity reserves, including those arising from the guaranteed benefit features offered for certain of our variable annuities. Net reserve and embedded derivative movements have been excluded from Adjusted Operating Earnings as the carrying values of these derivatives may vary significantly from period to period as the result of near-term market conditions and policyholder behavior-related inputs and therefore are not directly comparable or reflective of the underlying performance of our business. Movements in reserves attributable to the current period claims and benefit payments in excess of a customer's account value on these policies are also excluded from Adjusted Operating Earnings as these benefit payments are affected by near-term market conditions and policyholder behavior-related inputs and therefore may vary significantly from period to period;
   - DAC and Deferred Sales Inducements ("DSI") Impact: amortization of deferred acquisition costs and deferred sales inducements associated with the items excluded from Adjusted Operating Earnings;
   - Assumption Changes: the impact on the valuation of Net Derivative and Reserve Movements, including amortization on DAC, arising from changes in underlying actuarial assumptions on an annual basis;

25

Non-GAAP Financial Measures

Adjusted Operating Earnings (Continued)

Adjusted Operating Earnings equals our net income adjusted to eliminate the impact of the items listed on the previous slide plus the following items:

2) **Net Realized Investment Gains and Losses including change in fair value of funds withheld embedded derivative**: Realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio, as well as impairments of securities, after adjustment for the non-credit component of the impairment charges and change in fair value of funds withheld embedded derivative related to the Athene Reinsurance Transaction;
3) **Loss on Athene Reinsurance Transaction**: includes contractual ceding commission, cost of reinsurance write-off and DAC and DSI write-off related to the Athene Reinsurance Transaction;
4) **Net Investment Income on Funds Withheld Assets**: includes net investment income on funds withheld assets related to funds withheld reinsurance transactions;
5) **Other items**: one-time or other non-recurring items, such as costs relating to the Demerger and our separation from Prudential, the impact of discontinued operations and investments that are consolidated on our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations, but for which the consolidation effects are not aligned with our economic interest or exposure to those entities.

Operating income taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the company uses an estimated annual effective tax rate in computing its tax provision including consideration of discrete items.

Adjusted Book Value

Adjusted Book Value excludes accumulated other comprehensive income (AOCI) attributable to Jackson Financial Inc. AOCI attributable to Jackson Financial Inc. does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to Jackson Financial Inc. from Adjusted Book Value because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to Jackson Financial Inc. is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

Adjusted Return on Equity

We use Adjusted Operating ROE to manage our business and evaluate our financial performance. Adjusted Operating ROE excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business. We calculate Adjusted Operating ROE by dividing our Adjusted Operating Earnings by average Adjusted Book Value.

Adjusted Book Value and Adjusted Operating ROE should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Financial Leverage Ratio

We use the Financial Leverage Ratio to manage our financial flexibility and ensure that we maintain our financial strength ratings. Total financial leverage is the ratio of total debt to the Total Adjusted Capitalization (combined total debt and Adjusted Book Value).

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

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Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Nine Months Ended	
	9/30/21	12/31/21	03/31/22	6/30/22	9/30/22	9/30/21	9/30/22
Adjusted Operating Earnings							
Net income (loss) attributable to Jackson Financial Inc.	206	585	2,025	2,903	1,479	2,598	6,407
Income tax (benefit) expense	(16)	87	330	717	559	515	1,606
Pretax income (loss) attributable to Jackson Financial Inc.	190	672	2,355	3,620	2,038	3,113	8,013
Non-Operating Adjustments (Income) Loss							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(728)	(753)	(764)	(765)	(771)	(2,101)	(2,300)
Net movement in freestanding derivatives	493	1,708	1,476	(2,847)	253	3,966	(1,118)
Net reserve and embedded derivative movements	997	(532)	(1,839)	772	(714)	(2,222)	(1,781)
DAC and DSI impact	(169)	(18)	345	845	458	284	1,648
Assumption changes	-	(24)	-	-	-	-	-
Total guaranteed benefits and hedging results	593	381	(782)	(1,995)	(774)	(73)	(3,551)
Net realized investment (gains) losses including change in fair value of funds withheld assets	79	58	(898)	(1,082)	(549)	(219)	(2,529)
Net investment income on funds withheld assets	(300)	(303)	(260)	(364)	(313)	(885)	(937)
Other items	9	9	3	64	2	29	69
Total non-operating adjustments	381	145	(1,937)	(3,377)	(1,634)	(1,148)	(6,948)
Pretax adjusted operating earnings	571	817	418	243	404	1,965	1,065
Operating income taxes	84	110	64	18	31	273	113
Adjusted operating earnings	487	707	354	225	373	1,692	952
Effective tax rates on adjusted operating earnings	14.7%	13.5%	15.3%	7.4%	7.7%	13.9%	10.6%

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Select GAAP to Non-GAAP Reconciliation

$ millions, except per share and shares outstanding data	For the Three Months Ended					For the Nine Months Ended	
	9/30/21	12/31/21	3/31/22	6/30/22	9/30/22	9/30/21	9/30/22
Net Income (Loss)	268	661	2,056	2,934	1,468	2,784	6,458
Income attributable to non-controlling interest	62	76	31	31	(11)	186	51
Net Income (Loss) Attributable to Jackson Financial Inc. [a]	206	585	2,025	2,903	1,479	2,598	6,407
Total Shareholders' Equity	10,258	10,394	9,574	9,563	8,974	10,258	8,974
Average Shareholders' Equity [b]	10,324	10,326	9,984	9,569	9,269	10,015	9,626
Total ROE [a]/[b]; Annualized	8.0%	22.7%	81.1%	121.4%	63.8%	34.6%	88.7%
Adjusted Operating Earnings [c]	487	707	354	225	373	1,692	952
Adjusted Book Value:							
Total shareholders' equity	10,258	10,394	9,574	9,563	8,974	10,258	8,974
Exclude AOCI attributable to Jackson Financial Inc.	(1,564)	(1,457)	253	2,045	3,402	(1,564)	3,402
Adjusted Book Value	8,694	8,937	9,827	11,608	12,376	8,694	12,376
Average Adjusted Book Value [d]	8,663	8,816	9,382	10,718	11,992	8,240	10,687
Adjusted Operating ROE [c]/[d]; Annualized	22.5%	32.1%	15.1%	8.4%	12.4%	27.4%	11.9%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	2.18	6.32	23.45	33.77	17.38	27.50	74.39
Net income (loss) (diluted)	2.18	6.19	22.51	32.56	16.83	27.50	71.73
Adjusted operating earnings per share (diluted)	5.16	7.48	3.94	2.52	4.24	17.91	10.66
Book value per common share (diluted)	108.59	114.78	107.50	109.27	103.58	108.59	103.58
Adjusted book value per common share (diluted)	92.03	98.69	110.34	132.63	142.84	92.03	142.84
Shares Outstanding							
Weighted average number of common shares (basic)	94,464,343	92,600,373	86,352,586	85,968,564	85,098,192	94,464,343	86,126,710
Weighted average number of common shares (diluted)	94,464,343	94,468,978	89,959,862	89,168,775	87,895,919	94,464,343	89,325,484
End of period common shares (basic)	94,464,343	88,685,694	85,263,608	84,864,727	83,666,942	94,464,343	83,666,942
End of period common shares (diluted)	94,464,343	90,555,862	89,055,609	87,520,892	86,640,003	94,464,343	86,640,003

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Glossary

Assets Under Management (AUM) – Investment assets that are managed by one of our subsidiaries and includes: (i) the assets in our investment portfolio managed by PPM, which excludes assets held in funds withheld accounts for reinsurance transactions, (ii) third-party assets managed by PPM, including those for Prudential and its affiliates or third parties, and (iii) the separate account assets of our Retail Annuities segment that Jackson National Asset Management, LLC ("JNAM") manages and administers.

Athene Reinsurance Transaction – The funds withheld coinsurance agreement entered into with Athene on June 18, 2020, effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represents the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes recorded in net gains or losses on derivatives and investments.

Earnings per Share - Basic earnings per share is calculated by dividing net (loss) income attributable to JFI shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share includes the effect of all potentially dilutive instruments, such as share-based awards.

Fixed Annuity - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Index Annuity - An annuity with an ability to share in the upside from certain financial markets such as equity indices that provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) which entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year, for the duration of the policyholder's life, regardless of account performance.

Net Amount at Risk (NAR) - The excess of the current benefit base value for the guarantee benefit over the current account value. The NAR of the GMWB without lifetime benefit is the undiscounted excess of the guaranteed withdrawal benefit over the account value. The NAR of the GMWB with lifetime benefit is the estimated value of additional life contingent benefits paid after the guaranteed withdrawal benefit is exhausted.

Net Flows - Represents the net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

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Glossary

Registered Index-Linked Annuity (RILA) – Jackson Market Link Pro^{SM} and Jackson Market Link Pro Advisory^{SM}, offer investors exposure to market returns through market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) - Rules to determine insurance company statutory capital requirements. It is based on rules published by the National Association of Insurance Commissioners (NAIC).

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, and fixed annuities, immediate payout annuities as well as RILA, and our lifetime income solutions offering in the defined contribution market starting in the fourth quarter of 2021. These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high net-worth investors and the mass and affluent markets.

The financial results of the variable annuity business are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of JFI's fixed annuities, including the fixed portion of its variable annuity account values and fixed index annuities, are largely dependent on JFI's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (GICs), funding agreements (including agreements issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank of Indianapolis program (FHLBI)) and Medium Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLBI in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on JFI's ability to earn spreads on general account assets.

Segment - Closed Life and Annuity Blocks

Although JFI historically offered traditional life insurance products, it discontinued new sales of life insurance products in 2012. JFI's Closed Life and Annuity Blocks segment includes life insurance products offered through that point, including various protection products, such as whole life, universal life, variable universal life and term life insurance products that provide financial safety for individuals and their families. This segment also includes acquired closed blocks consisting primarily of life insurance and group pay-out annuities, and a closed block of defined benefit annuity plans assumed from John Hancock Life Insurance Company (USA) and John Hancock Life Insurance Company of New York through a reinsurance agreement.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity - A type of annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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